EXHIBIT 99.1

KAISER VENTURES INC.	Corporate Headquarters 3633 Inland Empire Blvd. Suite 480 Ontario, CA 91764 909.483.8500 909.944.6605
News Release

Contact:	Terry L. Cook

(909) 483-8511

FOR IMMEDIATE RELEASE

U.S. DISTRICT COURT VALIDATES MILITARY TRAINING AND

OTHER ACTIVITIES AT EAGLE MOUNTAIN – DENIES LANDFILL

OPPONENT CHALLENGE

ONTARIO, CA (September 18, 2008) — Kaiser Ventures LLC announced today that the U.S. District Court for the Central District of California ruled in favor of military training and other activities that were conducted at Eagle Mountain. The Court decision denied challenges by long-standing Eagle Mountain landfill project opponents, ruling that the activities did not violate the Court’s prior order concerning the completed land exchange between Kaiser Eagle Mountain, LLC and the U.S. Bureau of Land Management (“BLM”).

In April 2007 Donna Charpied, et al, filed a motion with the same U.S. District Court alleging that, beyond the Court ruling to set aside the land exchange, additional actions were necessary to unwind the exchange and to prevent the use of property at Eagle Mountain. In the motion, the Charpieds specifically challenged and objected to a number of activities at the Kaiser owned site including military training, the possible use of a portion of the Eagle Mountain town site for a prison facility and the possible use of rock from Eagle Mountain for a Salton Sea restoration project. The motion effectively sought to prevent Kaiser from using land it owns for these or, presumably, any other purpose.

(more)

JUDGE TIMLIN DECISION APPROVING ACTIVITIES AT EAGLE MOUNTAIN

2-2-2-2-2

The Court denied the Plaintiffs’ motion and determined that: (i) the BLM’s actions to date to set aside the land exchange were sufficient and that no reconveyance documents needed to be recorded; (ii) the military training activities that had taken place at Eagle Mountain did not change the character and use of the exchange lands; and (iii) the activities associated with the testing of the suitability of Eagle Mountain rock for use in a possible Salton Sea restoration plan were acceptable. The Court declined to rule on the challenge to a private prison project since there is no current private prison project.

Terry Cook, Kaiser’s Executive Vice President said, “We are pleased that the Court recognized that the complaints asserted by Eagle Mountain opponents were not valid. It seems clear that the opponents’ actions were another thinly veiled attempt to put Eagle Mountain out of business. It is gratifying to see the Court so often note that the evidence offered by Kaiser in this matter was more persuasive and that the opponents offered no evidence whatsoever for some of their assertions. We now look forward to the outcome of our appeal in the land exchange litigation.”

Kaiser, Mine Reclamation, the developer of the Eagle Mountain landfill project, and the U.S. Department of Interior have appealed the prior adverse decision of the U.S. District Court concerning the completed land exchange to the U.S. 9th Circuit Court of Appeals. Oral argument in that appeal was held in December 2007 and Kaiser is awaiting the outcome of the appeal.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Kaiser’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, uncertainties, and assumptions. We believe that our assumptions are reasonable. Nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected, or projected. For example, our actual results could materially differ from those projected as a result of factors such as, but not limited to: Kaiser’s inability to complete the anticipated sale of its Eagle Mountain landfill project; litigation, including, among others, claims that relate to Eagle

(more)

JUDGE TIMLIN DECISION APPROVING ACTIVITIES AT EAGLE MOUNTAIN

3-3-3-3-3

Mountain, including the adverse federal land exchange litigation, pre-bankruptcy activities of Kaiser Steel Corporation, the predecessor of Kaiser, and asbestos claims; insurance coverage disputes; the impact of federal, state, and local laws and regulations on our permitting and development activities; competition; the challenge, reduction or loss of any claimed tax benefits; the impact of natural disasters on our assets; and/or general economic conditions in the United States and Southern California. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the annual report on Form 10-KSB for the year ended December 31, 2007. Kaiser cautions investors not to place undue reliance on the forward-looking statements contained in this press release. We disclaim any obligation, and do not undertake to update or revise any forward-looking statements in this press release.

###

(more)